Exhibit 10.11
CBS PERSONNEL HOLDINGS, INC.
STOCK OPTION AGREEMENT
          THIS STOCK OPTION AGREEMENT (this “Agreement”), made as of July 29, 2009 (the “Grant Date”) by and between CBS Personnel Holdings, Inc., a Delaware corporation (hereinafter called the “Company”), and [______________] (hereinafter called the “Optionee”):
          The Company has adopted the CBS Personnel Holdings, Inc. 2009 Stock Option Plan (as it may hereafter be amended or otherwise modified and continued, the “Plan”). The Plan is incorporated herein by reference and made part of this Agreement. Capitalized words not defined herein shall have the same meaning set forth in the Plan, unless the context clearly indicates otherwise.
          The Board of Directors of the Company (the “Board”) or, if established by the Board and charged by the Board with the administration of the Plan pursuant to Section 3 thereof prior to the date hereof, the Compensation Committee of the Board (the “Compensation Committee”), has determined that it would be to the advantage and interest of the Company to grant the options provided for herein to the Optionee as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.
          The parties hereto hereby agree as follows:
          1. Option Grant. Pursuant to the Plan, the Company, with the approval of the Board or the Compensation Committee, as applicable, hereby grants to the Optionee as of the date hereof, subject to the terms and conditions hereinafter set forth, an option (the “Option”) to purchase all or any part of [________] shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at an option price per share of $6.00 (the “Option Price”), which price is not less than the fair market value of a share of Common Stock on the date hereof (or 110% of the fair market value of a share of Common Stock if the Optionee is a 10% Owner (as defined in the Plan)).
          2. Vesting.
                    a. This Option shall continue in force, and shall be exercisable only, through the 10th anniversary of the Grant Date (the “Expiration Date”), unless sooner terminated as provided herein. Subject to paragraph 2.b., below, the Option shall not be exercisable until the first anniversary of the Grant Date and shall become exercisable on such first anniversary and each anniversary thereafter (each such date, a “Vesting Date”) to the extent set forth in the following schedule:

Percent of Option
Vesting Date	Exercisable

1st Anniversary of Grant Date	25%
2nd Anniversary of Grant Date	50%
3rd Anniversary of Grant Date	75%
4th Anniversary of Grant Date	100%
          Once and to the extent vested, the Option shall remain exercisable until terminated in accordance with the terms of this Agreement. Except as provided herein below, the Option may not be exercised unless the Optionee is then an employee (including directors and officers who are employees), director, consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company or any combination thereof and unless the Optionee has remained in the continuous employ or service thereof from the Grant Date.
                    b. Notwithstanding any other provision herein to the contrary:
                    i. This Option shall not vest (nor shall any portion of it vest) after the Optionee ceases to be an employee or provider of board or other services to the Company or any subsidiary of the Company (the date on which Optionee ceases to be an employee or provider of services, the “Separation Date”);
                    ii. On the Separation Date, that portion of the Option, and the shares subject to that portion of the Option, which have not then vested (or, pursuant to the terms of this Agreement, are considered not to be then vested) shall immediately and without requirement or further action on the part of the Company, the Optionee or any other person be forfeited and returned to the Company for no additional consideration.
          3. Tax Classification. The Option is designated as an incentive stock option (“ISO”) pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, provided that, to the extent it does not qualify as an ISO, the Option will remain in effect as a nonqualified stock option.
          4. Exercise. If the Optionee ceases to be an employee or provider of board or other services to the Company or any subsidiary of the Company for any reason other than such termination shall have been for Cause (as such term is defined below) or voluntarily by the Optionee, this Option may, to the extent vested and subject to the provisions of the Plan, be exercised at any time within 45 days after such termination (one year if such termination is as a result of Optionee’s death or Optionee becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), but in no case after the Expiration Date. If the Optionee ceases to be an employee or provider of board or other services to the Company or any subsidiary of the Company and such termination shall have been either (i) for Cause or (ii) voluntarily by the Optionee, this Option and all rights of Optionee hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination. For purposes of this Agreement, the Separation Date for a voluntary termination of employment by Optionee shall be the date on which the Optionee first notified the Company of such intended termination. For purposes of this Agreement, the Separation Date for a termination for Cause shall be the date on which the Company first notified the Optionee of such termination or such later date as specified in such notice from the Company. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ or other service of the Company or any subsidiary of the Company or affect the right of the Company or any such subsidiary to terminate his employment or other service at any time. For purposes of this Agreement, “Cause” means (A) the meaning specified in the employment agreement between the Optionee and the Company and/or its subsidiaries, or (B) if there is no such employment agreement (or if no such meaning is specified therein), Optionee’s (1) breach of any fiduciary duty or legal or material contractual obligation to the Company or any of its subsidiaries; (2) failure to perform satisfactorily such Optionee’s material duties to the Company or any of its subsidiaries; (3) gross negligence or engagement in insubordination, willful misconduct, willful violation of any law, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company or any of its subsidiaries; (4) conviction of or pleading of nolo contendere to any misdemeanor relating to the affairs of the Company or any of its subsidiaries or any felony; or (5) failure to use Optionee’s best efforts to promote the interests of the Company or any of its subsidiaries or, except as otherwise agreed upon between Optionee and the Company, to devote Optionee’s full business time and efforts to the business and affairs of the Company or any of its subsidiaries.

          5. Method of Exercise.
                    a. The Optionee may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in substantially the form attached hereto as Exhibit A, as provided in paragraph 9 hereof, of such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in cash, as provided herein, of an amount equal to the per share exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provide that, if permitted by the Compensation Committee or the Board, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of shares of Common Stock of the Company (or any other class of common stock of the Company) having a fair market value on the date of exercise equal to the portion of the purchase price being so paid; provided that any shares of common stock used in payment must have been owned by the Optionee for six (6) months (or in the case of shares of common stock that were themselves acquired upon the exercise of an ISO) prior to the exercise of the option.
                    b. Prior to or concurrently with delivery by the Company to the Optionee of a certificate(s) representing such shares acquired through the Option, the Optionee shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.
                    c. For purposes of this Agreement, fair market value shall be determined pursuant to Section 12 of the Plan.
          6. Adjustments for Certain Events. Notwithstanding any provision contained herein or in any other related document, in the event of a change in the outstanding Common Stock of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per share subject to the Option shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive.
          7. Not Assignable. This Option shall, during the Optionee’s lifetime, be exercisable only by such Optionee, and neither this Option nor any right hereunder shall be transferable by such Optionee, by operation of law or otherwise, except by will or by the laws of descent and distribution. In the event of any attempt by such Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to such Optionee and it shall thereupon become null and void.
          8. No Rights as Stockholder. Neither the Optionee nor, in the event of such Optionee’s death, any person entitled to exercise his rights, shall have any of the rights of a stockholder with respect to the shares subject to the Option unless and until share certificates have been issued and registered in the name of the Optionee or the Optionee’s estate, as the case may be.
          9. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Vice President of Human Resources, 435 Elm Street, Cincinnati, Ohio 45202, with a copy to: Compass Group Management LLC, 61 Wilton Road, Westport, CT 06880, Attention: Counsel, and any notice to the Optionee shall be addressed to such Optionee at his or her address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.
          10. Interpretation; Entire Agreement.
                    a. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Option, the good faith determination by the Board of Directors or, if established, the Compensation Committee (in either case, as constituted at the time of such determination) of the rights of the Optionee shall be conclusive, final and binding upon the Optionee and upon any other person who shall assert any right pursuant to this Option.
                    b. Subject to the provisions and references contained herein, this Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreement, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein and other than those expressly set forth or referenced herein. However, the provisions of this Agreement shall govern if there is a conflict between or among the provisions of this Agreement and any other agreement or document referenced herein. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.
          11. Authority of Compensation Committee. The Compensation Committee shall have authority, subject to the express provisions of the Plan and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Stock Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. The Compensation Committee shall have the authority, subject to the provisions of the Plan, to adopt any amendment or modification necessary or desirable to comply with Section 409A of the Internal Revenue Code of 1986, as amended. All actions by the Compensation Committee under the provisions of this paragraph shall be conclusive for all purposes. Notwithstanding any provisions hereof, this Option shall be subject to all of the provisions of the Plan as from time to time in force consistently with the provisions thereof. Any reference to the Compensation Committee herein shall be a reference to the Board of Directors if a Compensation Committee of the Board is not established or, if established, is later dissolved.
          12. Stockholders’ Agreement. Optionee shall not be entitled to receive shares upon the exercise of an Option granted pursuant to this Agreement unless and until Optionee has executed and delivered to the Company (i) a Stockholders’ Agreement, by and among Optionee, the Company and CODI, and otherwise in form and substance satisfactory to the Company and CODI (the “Stockholders’ Agreement”), and (ii) if requested by the Company, a stock power for transfer of the shares issued upon proper exercise of the Option, executed in blank and in a form acceptable to the Company and its counsel (the “Stock Power”). If Optionee fails to execute and deliver the Stockholders’ Agreement or the Stock Power within 10 business days after receipt of written notice of such failure from the Company, then his or her Option shall ipso facto lapse and shall thereafter be void and unenforceable.
          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be duly executed as of the date set forth above.

CBS PERSONNEL HOLDINGS, INC.
By:
Name:
Title:

ACCEPTED AND AGREED

[________], Optionee
Date: _________ __, 2009

EXHIBIT A
NOTICE OF EXERCISE OF STOCK OPTION
          I hereby exercise the option (the “Option”) granted to me by CBS Personnel Holdings, Inc. (the “Company”), pursuant to that certain Stock Option Agreement dated as of __________ by and between me and the Company (the “Stock Option Agreement”) and notify you of my desire to purchase _______ Shares. Enclosed is my check in the amount of $________, in full payment for such Shares.
          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Option Agreement.
          I understand that, in the event this Option does not qualify as an “incentive stock option” (within the meaning of Section 422 of the Internal Revenue Code) at the time of my exercise, the exercise of this Option may produce taxable wage income subject to withholding. In such event, I agree to promptly pay to the Company in cash such amount as the Company shall reasonably require to satisfy such withholding obligation.

DATE:
Optionee